Press Release February 21, 2024

HF Sinclair Corporation Reports 2023 Fourth Quarter and Full Year Results

Fourth Quarter

•Reported net loss attributable to HF Sinclair stockholders of $(62.2) million, or $(0.34) per diluted share, and adjusted net income of $164.6 million, or $0.87 per diluted share

•Reported EBITDA of $128.4 million and adjusted EBITDA of $427.7 million

•Returned $247.5 million to stockholders through dividends and share repurchases

•Announced $0.05 increase in regular quarterly dividend to $0.50 per share

Full Year 2023

•Reported net income attributable to HF Sinclair stockholders of $1,589.7 million, or $8.29 per diluted share, and adjusted net income of $1,822.9 million, or $9.51 per diluted share

•Reported EBITDA of $2,899.2 million and adjusted EBITDA of $3,207.1 million

•Returned $1,340.0 million to stockholders through dividends and share repurchases

Dallas, Texas, February 21, 2024 ‑ HF Sinclair Corporation (NYSE:DINO) (“HF Sinclair” or the “Company”) today reported fourth quarter net loss attributable to HF Sinclair stockholders of $(62.2) million, or $(0.34) per diluted share, for the quarter ended December 31, 2023, compared to net income attributable to HF Sinclair stockholders of $587.0 million, or $2.92 per diluted share, for the quarter ended December 31, 2022. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the fourth quarter of 2023 was $164.6 million, or $0.87 per diluted share, compared to $597.8 million, or $2.97 per diluted share, for the fourth quarter of 2022.

HF Sinclair’s Chief Executive Officer, Tim Go, commented, “HF Sinclair’s strong fourth quarter and full year results reflect our continued commitment to executing our corporate strategy. In 2023, we completed maintenance turnarounds at all of our refineries during the year on schedule and on budget as we took another step towards improving reliability across our portfolio. In addition, in the fourth quarter we closed the transaction to buy-in our HEP business and furthered our efforts to integrate and optimize our asset base. During the year, we also returned over $1.3 billion in cash to shareholders through share repurchases and dividends, delivering on our cash return commitment to shareholders. Going forward, we remain focused on further executing our corporate strategy to maximize shareholder value. We believe the strength and diversification of our asset base, coupled with our disciplined approach to capital allocation, will position us for success.”

Refining segment loss before interest and income taxes was $(74.6) million for the fourth quarter of 2023 compared to income before interest and income taxes of $758.8 million in the fourth quarter of 2022. The segment reported EBITDA of $57.5 million for the fourth quarter of 2023 compared to $863.8 million for the fourth quarter of 2022. Excluding the lower of cost or market inventory valuation adjustment, the segment reported Adjusted EBITDA of $278.0 million for the fourth quarter of 2023. This decrease was primarily driven by lower refinery gross margins in both the West and Mid-Continent regions which resulted in lower Refining segment earnings in the quarter. Consolidated refinery gross margin was $13.88 per produced barrel, a 41% decrease compared to $23.47 for the fourth quarter of 2022. Crude oil charge averaged 614,160 barrels per day (“BPD”) for the fourth quarter of 2023 compared to 628,160 BPD for the fourth quarter of 2022.

Renewables segment loss before interest and income taxes was $(75.9) million for the fourth quarter of 2023 compared to $(34.7) million for the fourth quarter of 2022. The segment reported EBITDA of $(56.7) million for the fourth quarter of 2023 compared to $(16.4) million for the fourth quarter of 2022. Excluding the lower of cost or market inventory valuation adjustment, the segment reported Adjusted EBITDA of $(2.7) million for the fourth quarter of 2023 compared to $(6.9) million for the fourth quarter of 2022. Total sales volumes were 63 million gallons for the fourth quarter of 2023 as compared to 54 million gallons for the fourth quarter of 2022.
Marketing segment income before interest and income taxes was $2.5 million for the fourth quarter of 2023 compared to $16.9 million for the fourth quarter of 2022. The segment reported EBITDA of $9.3 million for the fourth quarter of 2023 compared to $23.4 million for the fourth quarter of 2022. Total branded fuel sales volumes were 350 million gallons for the fourth quarter 2023 as compared to 336 million gallons for the fourth quarter of 2022.

Lubricants & Specialties segment income before interest and income taxes was $34.6 million for the fourth quarter of 2023 compared to $44.6 million in the fourth quarter of 2022. The segment reported EBITDA of $57.7 million for the fourth quarter of 2023 compared to $66.6 million in the fourth quarter of 2022. This decrease was largely driven by a $29.9 million FIFO charge from consumption of higher priced feedstock inventory in the fourth quarter of 2023 compared to a $7.3 million FIFO charge for the fourth quarter of 2022.

Midstream segment income before interest and income taxes was $81.6 million for the fourth quarter of 2023 compared to $68.8 million for the fourth quarter of 2022. The segment reported EBITDA of $104.6 million for the fourth quarter of 2023 compared to $89.6 million in the fourth quarter of 2022 and Adjusted EBITDA of $109.5 million for the fourth quarter of 2023 compared to $87.3 million for the fourth quarter of 2022.

For the fourth quarter of 2023, net cash provided by operations totaled $230.7 million. At December 31, 2023, the Company's cash and cash equivalents totaled $1,353.7 million, an $861.0 million decrease compared to cash and cash equivalents of $2,214.8 million at September 30, 2023. During the fourth quarter of 2023, the Company announced and paid a regular dividend of $0.45 per share to stockholders totaling $81.9 million and spent $165.7 million on share repurchases. Additionally, the Company's consolidated debt was $2,739.1 million.

HF Sinclair announced on February 14, 2024 that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share, an increase of $0.05 over its previous dividend of $0.45 per share. The dividend is payable on March 5, 2024 to holders of record of common stock on February 26, 2024.

The Company has scheduled a webcast conference call for today, February 21, 2024, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/326631081. An audio archive of this webcast will be available using the above noted link through March 6, 2024.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to its refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in Artesia, New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company's filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company's plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company's expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company's existing assets and business on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, the Israel-Gaza conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations, and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2022
	2023	2022	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$7,660,136	$8,984,927	$(1,324,791)	(15)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,471,137	7,222,833	(751,696)	(10)
Lower of cost or market inventory valuation adjustment	274,533	9,573	264,960	2,768
	6,745,670	7,232,406	(486,736)	(7)
Operating expenses	629,433	646,741	(17,308)	(3)
Selling, general and administrative expenses	150,726	102,511	48,215	47
Depreciation and amortization	211,668	176,169	35,499	20
Total operating costs and expenses	7,737,497	8,157,827	(420,330)	(5)
Income (loss) from operations	(77,361)	827,100	(904,461)	(109)

Other income (expense):
Earnings of equity method investments	6,933	7,001	(68)	(1)
Interest income	31,365	17,517	13,848	79
Interest expense	(49,306)	(56,978)	7,672	(13)
Gain on business interruption insurance settlement	—	15,202	(15,202)	(100)
Gain on early extinguishment of debt	—	604	(604)	(100)
Gain (loss) on foreign currency transactions	52	(2,415)	2,467	(102)
Gain on sale of assets and other	15,633	4,992	10,641	213
	4,677	(14,077)	18,754	(133)
Income (loss) before income taxes	(72,684)	813,023	(885,707)	(109)
Income tax expense (benefit)	(39,028)	188,197	(227,225)	(121)
Net income (loss)	(33,656)	624,826	(658,482)	(105)
Less net income attributable to noncontrolling interest	28,527	37,799	(9,272)	(25)
Net income (loss) attributable to HF Sinclair stockholders	$(62,183)	$587,027	$(649,210)	(111)%

Income (loss) per share:
Basic	$(0.34)	$2.92	$(3.26)	(112)%
Diluted	$(0.34)	$2.92	$(3.26)	(112)%
Cash dividends declared per common share	$0.45	$0.40	$0.05	13%
Average number of common shares outstanding:
Basic	187,035	199,459	(12,424)	(6)%
Diluted	187,035	199,459	(12,424)	(6)%

EBITDA	$128,398	$990,854	$(862,456)	(87)%
Adjusted EBITDA	$427,667	$1,004,124	$(576,457)	(57)%

	Years Ended December 31,		Change from 2022
	2023	2022	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$31,964,395	$38,204,839	$(6,240,444)	(16)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	25,784,449	30,680,013	(4,895,564)	(16)
Lower of cost or market inventory valuation adjustment	270,419	52,412	218,007	416
	26,054,868	30,732,425	(4,677,557)	(15)
Operating expenses	2,438,148	2,334,893	103,255	4
Selling, general and administrative expenses	498,240	426,485	71,755	17
Depreciation and amortization	770,573	656,787	113,786	17
Total operating costs and expenses	29,761,829	34,150,590	(4,388,761)	(13)
Income from operations	2,202,566	4,054,249	(1,851,683)	(46)

Other income (expense):
Earnings (loss) of equity method investments	17,369	(260)	17,629	(6,780)
Interest income	93,468	30,179	63,289	210
Interest expense	(190,796)	(175,628)	(15,168)	9
Gain on business interruption insurance settlement	—	15,202	(15,202)	(100)
Gain on early extinguishment of debt	—	604	(604)	(100)
Gain (loss) on foreign currency transactions	2,530	(1,637)	4,167	(255)
Gain on sale of assets and other	27,370	13,337	14,033	105
	(50,059)	(118,203)	68,144	(58)
Income before income taxes	2,152,507	3,936,046	(1,783,539)	(45)
Income tax expense	441,612	894,872	(453,260)	(51)
Net income	1,710,895	3,041,174	(1,330,279)	(44)
Less net income attributable to noncontrolling interest	121,229	118,506	2,723	2
Net income attributable to HF Sinclair stockholders	$1,589,666	$2,922,668	$(1,333,002)	(46)%

Earnings per share:
Basic	$8.29	$14.28	$(5.99)	(42)%
Diluted	$8.29	$14.28	$(5.99)	(42)%
Cash dividends declared per common share	$1.80	$1.20	$0.60	50%
Average number of common shares outstanding:
Basic	190,035	202,566	(12,531)	(6)%
Diluted	190,035	202,566	(12,531)	(6)%

EBITDA	$2,899,179	$4,619,776	$(1,720,597)	(37)%
Adjusted EBITDA	$3,207,074	$4,734,160	$(1,527,086)	(32)%

Balance Sheet Data

	Years Ended December 31,
	2023	2022
	(In thousands)
Cash and cash equivalents	$1,353,747	$1,665,066
Working capital	$3,371,905	$3,502,790
Total assets	$17,716,265	$18,125,483
Total debt	$2,739,083	$3,255,472
Total equity	$10,237,298	$10,017,572

Segment Information

Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross and Puget Sound refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Effective with the Sinclair Transactions that closed on March 14, 2022, the Refining segment includes our Parco and Casper refineries. Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), which was mechanically complete in the fourth quarter of 2021 and operational in the first quarter of 2022, the pre-treatment unit at our Artesia, New Mexico facility, which was completed and operational in the first quarter of 2022 and the Artesia RDU, which was completed and operational in the second quarter of 2022. Also, effective with the Sinclair Transactions that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU.

Effective with the Sinclair Transactions that closed on March 14, 2022, the Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites from legacy HollyFrontier agreements and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment represents Petro-Canada Lubricants Inc.’s production operations, located in Mississauga, Ontario, that includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the largest suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of Holly Energy Partners, L.P. (“HEP”), which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and, during the year ended December 31, 2023 refinery processing units, in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of the Osage Pipeline (“Osage”), the Cheyenne Pipeline and Cushing Connect, a 25.12% ownership interest in the Saddle Butte Pipeline and a 49.995% ownership interest in the Pioneer Pipeline. Revenues from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2023
Sales and other revenues:
Revenues from external customers	$5,871,425	$190,689	$908,769	$656,826	$32,427	$—	$7,660,136
Intersegment revenues	992,248	95,923	—	1,676	134,479	(1,224,326)	—
	$6,863,673	$286,612	$908,769	$658,502	$166,906	$(1,224,326)	$7,660,136
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$6,022,027	$264,693	$888,032	$492,524	$—	$(1,196,139)	$6,471,137
Lower of cost or market inventory valuation adjustment	$220,558	$53,975	$—	$—	$—	$—	$274,533
Operating expenses	$506,288	$23,114	$—	$65,986	$58,925	$(24,880)	$629,433
Selling, general and administrative expenses	$57,086	$1,530	$11,592	$40,082	$8,359	$32,077	$150,726
Depreciation and amortization	$132,092	$19,254	$6,710	$23,168	$25,026	$5,418	$211,668
Income (loss) from operations	$(74,378)	$(75,954)	$2,435	$36,742	$74,596	$(40,802)	$(77,361)
Income (loss) before interest and income taxes	$(74,626)	$(75,909)	$2,540	$34,575	$81,601	$(22,924)	$(54,743)
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2,023	$26,504	$28,527
Earnings of equity method investments	$—	$—	$—	$—	$6,523	$410	$6,933
Capital expenditures	$65,440	$6,961	$11,952	$12,979	$9,984	$16,660	$123,976

Three Months Ended December 31, 2022
Sales and other revenues:
Revenues from external customers	$6,937,534	$255,689	$1,031,898	$729,916	$29,890	$—	$8,984,927
Intersegment revenues	1,044,841	162,205	—	295	112,620	(1,319,961)	—
	$7,982,375	$417,894	$1,031,898	$730,211	$142,510	$(1,319,961)	$8,984,927
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$6,561,147	$391,646	$1,008,042	$555,287	$—	$(1,293,289)	$7,222,833
Lower of cost or market inventory valuation adjustment	$—	$9,573	$—	$—	$—	$—	$9,573
Operating expenses	$517,024	$32,178	$—	$67,545	$53,629	$(23,635)	$646,741
Selling, general and administrative expenses	$39,302	$1,023	$414	$41,070	$4,258	$16,444	$102,511
Depreciation and amortization	$105,005	$18,222	$6,545	$22,021	$22,880	$1,496	$176,169
Income (loss) from operations	$759,897	$(34,748)	$16,897	$44,288	$61,743	$(20,977)	$827,100
Income (loss) before interest and income taxes	$758,844	$(34,663)	$16,897	$44,550	$68,771	$(1,915)	$852,484
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2,010	$35,789	$37,799
Earnings of equity method investments	$—	$—	$—	$—	$7,001	$—	$7,001
Capital expenditures	$57,996	$14,481	$2,479	$10,334	$7,770	$13,504	$106,564

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Year Ended December 31, 2023
Sales and other revenues:
Revenues from external customers	$24,156,278	$781,309	$4,146,292	$2,762,767	$117,749	$—	$31,964,395
Intersegment revenues	4,516,326	407,681	—	12,566	490,566	(5,427,139)	—
	$28,672,604	$1,188,990	$4,146,292	$2,775,333	$608,315	$(5,427,139)	$31,964,395
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$23,969,557	$1,080,919	$4,050,759	$2,005,853	$—	$(5,322,639)	$25,784,449
Lower of cost or market inventory valuation adjustment	$220,558	$49,861	$—	$—	$—	$—	$270,419
Operating expenses	$1,946,958	$109,056	$—	$258,578	$222,631	$(99,075)	$2,438,148
Selling, general and administrative expenses	$199,547	$5,117	$34,413	$164,311	$26,453	$68,399	$498,240
Depreciation and amortization	$468,001	$77,100	$24,599	$86,341	$101,028	$13,504	$770,573
Income (loss) from operations	$1,867,983	$(133,063)	$36,521	$260,250	$258,203	$(87,328)	$2,202,566
Income (loss) before interest and income taxes	$1,872,074	$(132,949)	$36,758	$260,002	$277,200	$(63,250)	$2,249,835
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$7,200	$114,029	$121,229
Earnings (loss) of equity method investments	$—	$—	$—	$—	$17,531	$(162)	$17,369
Capital expenditures	$223,225	$18,154	$27,630	$37,431	$31,962	$47,011	$385,413

Year Ended December 31, 2022
Sales and other revenues:
Revenues from external customers	$30,379,696	$654,893	3,911,922	$3,149,128	$109,200	$—	$38,204,839
Intersegment revenues	4,033,213	360,606	—	9,472	438,280	(4,841,571)	—
	$34,412,909	$1,015,499	$3,911,922	$3,158,600	$547,480	$(4,841,571)	$38,204,839
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$28,270,195	$974,167	3,845,625	$2,333,156	$—	$(4,743,130)	$30,680,013
Lower of cost or market inventory valuation adjustment	$—	$52,412	—	$—	$—	$—	$52,412
Operating expenses	$1,815,931	$111,974	—	$277,522	$210,623	$(81,157)	$2,334,893
Selling, general and administrative expenses	$146,660	$3,769	2,954	$168,207	$17,003	$87,892	$426,485
Depreciation and amortization	$405,065	$52,621	17,819	$83,447	$96,683	$1,152	$656,787
Income (loss) from operations	$3,775,058	$(179,444)	$45,524	$296,268	$223,171	$(106,328)	$4,054,249
Income (loss) before interest and income taxes	$3,774,118	$(179,252)	$45,524	$299,389	$223,579	$(81,863)	$4,081,495
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$9,164	$109,342	$118,506
Loss of equity method investments	$—	—	$—	$—	$(260)	$—	$(260)
Capital expenditures	$162,280	$225,274	$9,275	$34,887	$38,964	$53,327	$524,007

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries. The refinery operations of the Parco and Casper refineries are included for the period March 14, 2022 (the date of acquisition) through December 31, 2023.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Mid-Continent Region
Crude charge (BPD) (1)	259,410	286,190	237,510	283,160
Refinery throughput (BPD) (2)	279,480	305,750	256,810	299,380
Sales of produced refined products (BPD) (3)	289,470	283,360	248,330	280,800
Refinery utilization (4)	99.8%	110.1%	91.4%	108.9%

Average per produced barrel (5)
Refinery gross margin	$9.97	$20.23	$17.49	$22.01
Refinery operating expenses (6)	6.00	6.41	7.02	6.19
Net operating margin	$3.97	$13.82	$10.47	$15.82

Refinery operating expenses per throughput barrel (7)	$6.22	$5.94	$6.79	$5.81

Feedstocks:
Sweet crude oil	48%	58%	56%	58%
Sour crude oil	26%	20%	20%	20%
Heavy sour crude oil	19%	16%	16%	16%
Other feedstocks and blends	7%	6%	8%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	52%	51%	51%
Diesel fuels	30%	31%	30%	33%
Jet fuels	5%	6%	6%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	3%	4%	3%
Base oils	2%	3%	4%	4%
LPG and other	4%	4%	4%	2%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022 (8)
West Region
Crude charge (BPD) (1)	354,750	341,970	330,030	323,820
Refinery throughput (BPD) (2)	384,910	367,360	360,200	347,590
Sales of produced refined products (BPD) (3)	369,430	374,900	353,950	347,540
Refinery utilization (4)	84.9%	81.8%	79.0%	81.4%

Average per produced barrel (5)
Refinery gross margin	$16.95	$25.92	$24.13	$30.64
Refinery operating expenses (6)	10.19	10.14	10.14	9.31
Net operating margin	$6.76	$15.78	$13.99	$21.33

Refinery operating expenses per throughput barrel (7)	$9.78	$10.35	$9.97	$9.31

Feedstocks:
Sweet crude oil	28%	32%	30%	28%
Sour crude oil	48%	50%	45%	50%
Heavy sour crude oil	10%	6%	11%	10%
Black wax crude oil	6%	5%	6%	5%
Other feedstocks and blends	8%	7%	8%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	55%	55%	54%	53%
Diesel fuels	32%	30%	31%	32%
Jet fuels	5%	5%	6%	5%
Fuel oil	2%	3%	2%	3%
Asphalt	2%	3%	2%	3%
LPG and other	4%	4%	5%	4%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	614,160	628,160	567,540	606,980
Refinery throughput (BPD) (2)	664,390	673,110	617,010	646,970
Sales of produced refined products (BPD) (3)	658,900	658,260	602,280	628,340
Refinery utilization (4)	90.6%	92.7%	83.7%	92.3%

Average per produced barrel (5)
Refinery gross margin	$13.88	$23.47	$21.39	$26.78
Refinery operating expenses (6)	8.35	8.54	8.86	7.92
Net operating margin	$5.53	$14.93	$12.53	$18.86

Refinery operating expenses per throughput barrel (7)	$8.28	$8.35	$8.65	$7.69

Feedstocks:
Sweet crude oil	36%	43%	42%	42%
Sour crude oil	39%	36%	34%	36%
Heavy sour crude oil	14%	11%	13%	13%
Black wax crude oil	3%	3%	3%	3%
Other feedstocks and blends	8%	7%	8%	6%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Consolidated
Sales of produced refined products:
Gasolines	55%	54%	53%	52%
Diesel fuels	31%	30%	30%	32%
Jet fuels	5%	6%	6%	6%
Fuel oil	1%	2%	1%	2%
Asphalt	3%	3%	3%	3%
Base oils	1%	1%	2%	2%
LPG and other	4%	4%	5%	3%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Mid-Continent and West regions operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Mid-Continent and West regions operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.
(8)We acquired the Parco and Casper refineries on March 14, 2022. Refining operating data for the year ended December 31, 2022 includes crude oil and feedstocks processed and refined products sold at our Parco and Casper refineries for the period March 14, 2022 through December 31, 2022 only, averaged over the 365 days in the year ended December 31, 2022.

Renewables Segment Operating Data

The following table sets forth information about our Renewables operations and includes our Sinclair businesses for the period March 14, 2022 (the date of acquisition) through December 31, 2023.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Renewables
Sales volumes (in thousand gallons)	62,614	53,733	215,510	136,204
Average per produced gallon (1)
Renewables gross margin	$0.35	$0.49	$0.50	$0.30
Renewables operating expense (2)	0.37	0.60	0.51	0.82
Net operating margin	$(0.02)	$(0.11)	$(0.01)	$(0.52)

(1)Represents average amount per produced gallons sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information about our Marketing operations and includes our Sinclair business for the period March 14, 2022 (the date of acquisition) through December 31, 2023. The marketing gross margin does not include the non-cash effects of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Marketing
Number of branded sites at period end (1)	1,540	1,513	1,540	1,513
Sales volumes (in thousand gallons)	350,391	335,926	1,441,607	1,118,444
Margin per gallon of sales (2)	$0.06	$0.07	$0.07	$0.06

(1)Includes non-Sinclair branded sites from legacy HollyFrontier agreements.
(2)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our Lubricants & Specialties operations.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Lubricants & Specialties
Sales of produced products (BPD)	29,530	28,570	30,210	32,530

Sales of produced products:
Finished products	48%	53%	50%	51%
Base oils	25%	28%	27%	28%
Other	27%	19%	23%	21%
Total	100%	100%	100%	100%

Effective the first quarter of 2023, management views the Lubricants & Specialties segment as an integrated business of processing feedstocks into base oils and processing base oils into finished lubricant products along with the packaging, distribution and sales to customers.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net (loss) income attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) decommissioning costs, (iii) HF Sinclair's pro-rata share of Osage environmental remediation costs, net of insurance recoveries and (iv) acquisition integration and regulatory costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Net income (loss) attributable to HF Sinclair stockholders	$(62,183)	$587,027	$1,589,666	$2,922,668
Add interest expense	49,306	56,978	190,796	175,628
Subtract interest income	(31,365)	(17,517)	(93,468)	(30,179)
Add income tax expense (benefit)	(39,028)	188,197	441,612	894,872
Add depreciation and amortization	211,668	176,169	770,573	656,787
EBITDA	$128,398	$990,854	$2,899,179	$4,619,776
Add lower of cost or market inventory valuation adjustment	274,533	9,573	270,419	52,412
Add decommissioning costs	—	220	—	1,689
Add (subtract) HF Sinclair's pro-rata share of Osage environmental remediation costs, net of insurance recoveries	313	(1,275)	921	8,297
Add acquisition integration and regulatory costs	24,423	4,752	36,555	51,986
Adjusted EBITDA	$427,667	$1,004,124	$3,207,074	$4,734,160

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended December 31,		Years Ended December 31,
Refining Segment	2023	2022	2023	2022
	(In thousands)
Income (loss) before interest and income taxes (1)	$(74,626)	$758,844	$1,872,074	$3,774,118
Add depreciation and amortization	132,092	105,005	468,001	405,065
EBITDA	$57,466	$863,849	$2,340,075	$4,179,183
Add lower of cost or market inventory valuation adjustment	220,558	—	220,558	—
Adjusted EBITDA	$278,024	$863,849	$2,560,633	$4,179,183

(1)Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Renewables Segment	2023	2022	2023	2022
	(In thousands)
Loss before interest and income taxes (1)	$(75,909)	$(34,663)	$(132,949)	$(179,252)
Add depreciation and amortization	19,254	18,222	77,100	52,621
EBITDA	(56,655)	(16,441)	(55,849)	(126,631)
Add lower of cost or market inventory valuation adjustment	53,975	9,573	49,861	52,412
Adjusted EBITDA	$(2,680)	$(6,868)	$(5,988)	$(74,219)

(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Marketing Segment	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	$2,540	16,897	$36,758	45,524
Add depreciation and amortization	6,710	6,545	24,599	17,819
EBITDA	$9,250	$23,442	$61,357	$63,343

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Lubricants & Specialties segment is set forth below.

Lubricants & Specialties Segment	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	34,575	44,550	260,002	299,389
Add depreciation and amortization	23,168	22,021	86,341	83,447
EBITDA	57,743	66,571	346,343	382,836

(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Midstream segment is presented below:

	Three Months Ended December 31,		Years Ended December 31,
Midstream Segment	2023	2022	2023	2022
	(In thousands)
Income before interest and income taxes (1)	81,601	68,771	277,200	223,579
Add depreciation and amortization	25,026	22,880	101,028	96,683
Subtract net income attributable to noncontrolling interest	(2,023)	(2,010)	(7,200)	(9,164)
EBITDA	$104,604	$89,641	$371,028	$311,098
Add (subtract) share of Osage environmental remediation costs, net of insurance recoveries	554	(2,703)	1,843	17,594
Add acquisition integration and regulatory costs	4,322	336	10,079	2,431
Adjusted EBITDA	$109,480	$87,274	$382,950	$331,123

(1)Income before interest and income taxes of our Midstream segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total Refining segment revenues less total Refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of operations. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of average refining net operating margin per produced barrel sold to refinery gross margin to refining sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Dollars in thousands, except per barrel amounts)

Refining segment sales and other revenues	$6,863,673	$7,982,375	$28,672,604	$34,412,909
Refining segment cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,022,027	6,561,147	23,969,557	28,270,195
Lower of cost or market inventory valuation adjustment	220,558	—	220,558	—
	621,088	1,421,228	4,482,489	6,142,714
Add lower of cost or market inventory valuation adjustment	220,558	—	220,558	—
Refining gross margin	$841,646	$1,421,228	$4,703,047	$6,142,714

Refining segment operating expenses	$506,288	$517,024	$1,946,958	$1,815,931
Produced barrels sold (BPD)	658,900	658,260	602,280	628,340

Refinery gross margin per produced barrel sold	$13.88	$23.47	$21.39	$26.78
Less average refinery operating expenses per produced barrel sold	8.35	8.54	8.86	7.92
Net operating margin per produced barrel sold	$5.53	$14.93	$12.53	$18.86

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Renewables gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our renewables performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our renewables performance on a relative and absolute basis. Renewables gross margin per produced gallon sold is total Renewables segment revenues less total Renewables segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced renewables products sold. Net operating margin per produced gallon sold is the difference between renewables gross margin and renewables operating expenses per produced gallon sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of operations. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of renewables gross margin and operating expenses to gross margin per produced gallon sold and net operating margin per produced gallon sold

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(In thousands, except for per gallon amounts)
Renewables segment sales and other revenues	$286,612	$417,893	$1,188,990	$1,015,499
Renewables segment cost of products sold	264,693	391,647	1,080,919	974,167
Lower of cost or market inventory valuation adjustment	53,975	9,573	49,861	52,412
	(32,056)	16,673	58,210	(11,080)
Add lower of cost or market inventory valuation adjustment	53,975	9,573	49,861	52,412
Renewables gross margin	$21,919	$26,246	$108,071	$41,332

Renewables segment operating expenses	$23,114	$32,176	$109,056	$111,974
Produced gallons sold (in thousand gallons)	62,614	53,733	215,510	136,204

Renewables gross margin per produced gallon sold	$0.35	$0.49	$0.50	$0.30
Less operating expense per produced gallon sold	0.37	0.60	0.51	0.82
Net operating margin per produced gallon sold	$(0.02)	$(0.11)	$(0.01)	$(0.52)

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Marketing gross margin per gallon sold is total Marketing segment revenues less total Marketing segment cost of products sold divided by sales volumes of marketing products sold. This margin does not include the non-cash effects of depreciation and amortization. This component performance measure can be reconciled directly to our consolidated statements of operations. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of marketing gross margin to gross margin per gallon sold

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(In thousands, except for per gallon amounts)
Marketing segment sales and other revenues	$908,769	$1,031,898	$4,146,292	$3,911,922
Marketing segment cost of products sold	888,032	1,008,042	4,050,759	3,845,625
Marketing gross margin	$20,737	$23,856	$95,533	$66,297

Sales volumes (in thousand gallons)	350,391	335,926	1,441,607	1,118,444

Marketing gross margin per gallon sold	$0.06	$0.07	$0.07	$0.06

Reconciliation of net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, decommissioning costs, HEP's share of Osage environmental remediation costs, net of insurance recoveries and acquisition integration and regulatory costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Dollars in thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$(72,684)	$813,023	$2,152,507	$3,936,046
Income tax expense (benefit)	(39,028)	188,197	441,612	894,872
Net income (loss)	(33,656)	624,826	1,710,895	3,041,174
Less net income attributable to noncontrolling interest	28,527	37,799	121,229	118,506
Net income (loss) attributable to HF Sinclair stockholders	(62,183)	587,027	1,589,666	2,922,668

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	274,533	9,573	270,419	52,412
Decommissioning costs	—	220	—	1,689
HEP's share of Osage environmental remediation costs, net of insurance recoveries	554	(2,703)	1,843	17,594
Acquisition integration and regulatory costs	25,307	4,752	39,367	52,896
Total adjustments to income (loss) before income taxes	300,394	11,842	311,629	124,591
Adjustment to income tax expense (benefit) (1)	72,474	2,487	74,634	22,142
Adjustment to net income attributable to noncontrolling interest	1,124	(1,428)	3,733	10,206
Total adjustments, net of tax	226,796	10,783	233,262	92,243

Adjusted results - Non-GAAP:
Adjusted income before income taxes	227,710	824,865	2,464,136	4,060,637
Adjusted income tax expense (2)	33,446	190,684	516,246	917,014
Adjusted net income	194,264	634,181	1,947,890	3,143,623
Less net income attributable to noncontrolling interest	29,651	36,371	124,962	128,712
Adjusted net income attributable to HF Sinclair stockholders	$164,613	$597,810	$1,822,928	$3,014,911
Adjusted earnings per share - diluted (3)	$0.87	$2.97	$9.51	$14.73

(1)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Dollars in thousands)

Non-GAAP income tax expense (2)	$33,446	$190,684	$516,246	$917,014
Subtract GAAP income tax expense (benefit)	(39,028)	188,197	441,612	894,872
Non-GAAP adjustment to income tax expense	$72,474	$2,487	$74,634	$22,142

(2)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Dollars in thousands)
GAAP:
Income (loss) before income taxes	$(72,684)	$813,023	$2,152,507	$3,936,046
Income tax expense (benefit)	$(39,028)	$188,197	$441,612	$894,872
Effective tax rate for GAAP financial statements	53.7%	23.1%	20.5%	22.7%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	(39.0)%	—%	0.4%	(0.1)%
Effective tax rate for adjusted results	14.7%	23.1%	20.9%	22.6%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HF Sinclair Corporation
214-954-6510